UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 14, 2014

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SIERRA BANCORP

(Exact name of registrant as specified in its charter)

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California	000-33063	33-0937517
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

86 North Main Street, Porterville, CA 93257

(559) 782-4900
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.      Completion of Acquisition or Disposition of Assets

Effective November 14, 2014, Sierra Bancorp (the "Company") completed its previously announced acquisition of Santa Clara Valley Bank, N.A. ("SCVE") pursuant to an Agreement and Plan of Consolidation dated July 17, 2014 by and among the Company, Bank of Sierra, a California banking corporation and wholly-owned subsidiary of the Company and SCVE (the “Consolidation Agreement”). At the closing, a newly formed interim banking corporation and wholly-owned subsidiary of the Company consolidated with SCVE (the "Consolidation"). The aggregate consideration paid by Sierra upon effectiveness of the Consolidation to the shareholders and warrant holders of SCVE was approximately $15.3 million in cash, with each share of the common stock of SCVE (“SCVE Common Stock”), outstanding immediately prior to the effective time of the Consolidation converted into the right to receive $6.00 per share in cash, for an aggregate of approximately $11,593,000 payable to holders of SCVE Common Stock. In addition, each issued and outstanding share of the Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A and each issued and outstanding share of the Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B (collectively, the “SCVE Preferred Stock”) was converted into the right to receive $1,000 per share in cash, or an aggregate of $3,045,000 payable to the sole shareholder of the SCVE Preferred Stock. Further, each holder of warrants (“Warrants”) to purchase SCVE Common Stock (“Warrant Holder”) had his or her Warrants converted into a right to receive cash on the effective date of the Consolidation equal to $1.00 per Warrant to purchase one share of SCVE Common Stock or an aggregate of $700,000 to Warrant Holders.

Immediately following the Consolidation, the newly consolidated SCVE merged with and into Bank of the Sierra, with Bank of the Sierra surviving the merger as the surviving bank.

The foregoing description of the Consolidation Agreement does not purport to be complete and is qualified in its entirety by reference to the Consolidation Agreement which has been filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2014 and is incorporated herein by referenced.

In addition, on November 14, 2014 the Company issued a press release announcing the consummation of the Consolidation. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Sierra Bancorp dated November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2014	SIERRA BANCORP

	By:	/s/ Kevin McPhaill
	Name:	Kevin McPhaill
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Sierra Bancorp dated November 14, 2014